Exhibit 99.1
Released on 10/19/06 at 3:31 p.m. by PR Newswire
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
REPORTS 2006 THIRD QUARTER RESULTS
      ATLANTA, GA (October 19, 2006) — Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported net income of $2,789,000 for the third quarter of 2006 compared to $2,765,000 for the same quarter in 2005. Basic and diluted earnings per share for the quarters ended September 30, 2006 and 2005, were $.30.
      Net income for the first nine months of 2006 was $7,476,000 compared to $7,559,000 for the first nine months of 2005. Basic and diluted earnings per share were $.81 for the first nine months of 2006 compared to $.82 for the first nine months of 2005.
      As of September 30, 2006, total assets were $1.570 billion compared to $1.380 billion at September 30, 2005, a $190 million or 13.7% increase. In other year-ago comparisons, loans increased 17.0% to $1.273 billion, total loans, including loans held-for-sale, increased 18.0% to $1.318 billion, deposits increased 19.2% to $1.318 billion, and shareholders’ equity increased 9.1% to $92 million.
      Fidelity Chairman James B. Miller, Jr. said, “The growth in loans and transaction account deposit balances reflects the success we have experienced with our hiring of proven lenders and the transaction account acquisition program begun in 2006.” He said, “The strong double-digit percentage increases in transaction accounts and balances were in part responsible for controlling margin compression, as the net interest margin for the third quarter of 2006 was identical to the net interest margin for the third quarter of 2005. Going forward we believe the increase in expenses will moderate while revenues should continue to grow, especially from loans to businesses. ”
      Fidelity President H. Palmer Proctor, Jr. said, “I am most pleased with the results of our 2006 initiatives and the excellent employees we have been able to attract at every level of the Company.” He also said, “The success of our new Sugarloaf and Conyers branches is extremely encouraging, and we expect similar results with our new Newnan branch, which will open in the near future, expanding our footprint further in the metropolitan Atlanta market.”

Fidelity Southern Corporation
Third Quarter Earnings Release
October 19, 2006

      Net interest income for the third quarter and first nine months of 2006 increased $1.4 million and $2.9 million, or 14.1% and 10.0%, respectively, when compared to the same periods in 2005. These increases were driven by significant increases in average interest-earning assets. The net interest margin remained the same for the third quarter of 2006 compared to the same quarter in 2005 at 3.09%. For the first nine months of 2006, the increase in net interest income due to volume was partially offset by a 5 basis point decline to 3.12% in net interest margin from the same period in 2005. The net interest margin for the quarter ended June 30, 2006, was 3.11%.
      Total interest income for the third quarter and first nine months of 2006 increased $6.8 million and $16.7 million or 35.9% and 31.2%, respectively, compared to the same periods in 2005. The increases in interest income were due to 113 and 99 basis point increases in the yield on average interest-earning assets and increases in average interest-earning assets of $182 million and $151 million, respectively, for the third quarter and the year-to-date period ended September 30, 2006, compared to the same periods in 2005.
      Interest expense for the third quarter and first nine months of 2006 increased $5.4 million and $13.8 million, or 59.1% and 56.4%, respectively, compared to the same periods in 2005. The increases in interest expense were primarily attributable to 123 basis point and 114 basis point increases in the cost of interest-bearing liabilities for the third quarter and first nine months of 2006, respectively, when compared to the same periods of 2005, and increases in the volume of interest-bearing liabilities of $172 million and $146 million, respectively, over the same periods of 2005.
      The third quarter and year-to-date 2006 provisions for loan losses were $1.1 million and $2.3 million, respectively, compared to $700,000 and $2.5 million, respectively, for the same periods in 2005. Net charge-offs decreased $179,000 during the first nine months of 2006 when compared to the same period in 2005. The ratio of net charge-offs to average loans outstanding was .16% for the first nine months of 2006 compared to .20% for the first nine months of 2005. The increase in the provision for loan losses for the third quarter 2006 as compared to the same period in 2005 is due in part to the increase in loans during the period.
      Noninterest income increased $70,000 or 1.8% to $4.0 million in the third quarter of 2006 compared to the same period in 2005. This increase was due to an increase in revenue from SBA lending activities of $364,000 due to significant expansion of the SBA lending business and the hiring of seasoned lenders, an increase in service charges on deposit accounts of $132,000 due to significant increases in transaction accounts and activity due to the advertising and marketing program initiated in 2006 to attract those deposits, offset in large part by a decline in most other categories, including a decrease in revenue from mortgage banking activities of $147,000 due in part to a general decline in the mortgage origination business and a decrease in revenue from brokerage activities of $134,000 due to a decline in volume.
      Noninterest income increased $606,000 or 5.7% to $11.3 million in the first nine months of 2006 compared to the same period in 2005. This increase was primarily due to the expansion of the SBA lending business, generating an increase in revenues of $983,000 and an increase in

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Fidelity Southern Corporation
Third Quarter Earnings Release
October 19, 2006

revenues from bank owned life insurance of $176,000 as a result of purchases of $10.0 million in additional insurance in mid-2005, offset in part by a decline in revenue from mortgage banking activities of $517,000 and a decline in revenue from brokerage activities of $169,000 as previously discussed.
      Noninterest expense for the 2006 third quarter and year-to-date increased $1.3 million or 14.4% to $10.1 million and $4.5 million, or 17.3%, to $30.2 million, respectively, when compared to the same periods of 2005. During the third quarter and first nine months of 2006, the increases in noninterest expenses compared to the same periods in 2005 were primarily related to salaries and benefits expense increases of $668,000 and $2.4 million, or 14.1% and 17.2%, respectively; advertising and promotion expense increases of $285,000 and $967,000, respectively; and other expense increases of $80,000 and $629,000, respectively. The increases in salaries and benefits expenses were primarily due to the addition of seasoned loan production and branch operations staff, including the significant expansion of the SBA Lending Department. The increases in advertising and promotion expenses were primarily related to the programs and processes to increase transaction accounts and deposits to build the relationship banking customer base. The increases in other operating expenses for the first nine months of 2006 were primarily related to business development, hiring costs, bank security costs, costs related to growing volumes of accounts and related transaction activity, and amortization expense related to the investment in Georgia low income housing tax credits, for which there was no comparable expense in the same periods of 2005.
      The effective income tax rate for the third quarter and the first nine months of 2006 was 30.5% and 31.0%, respectively, compared to 34.7% and 34.6%, respectively, for the same periods in 2005, in part as the result of the purchase of low income housing Georgia tax credits during 2006.
      Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 21 branches in Atlanta, Georgia, and an insurance office in Atlanta, Georgia. Mortgage, construction, and automobile loans are also provided through offices in Jacksonville, Florida. Automobile loans are provided through employees in Tennessee and Tampa, Florida, and SBA loans are provided through employees in Georgia, Florida and Tennessee. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com.
      This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons including, without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends

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Fidelity Southern Corporation
Third Quarter Earnings Release
October 19, 2006

and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory, and tax policies, (vii) changes in political, legislative, and economic conditions, (viii) inflation, (ix) greater loan losses than historic levels, and (x) failure to achieve the revenue increases expected to result from Fidelity’s recent expenditures in its transaction deposit, branching and lending businesses. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2005 Annual Report to Shareholders and the 2005 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

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FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTERS ENDED		NINE MONTHS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	SEPTEMBER 30,		SEPTEMBER 30,
	2006	2005	2006	2005
INTEREST INCOME
LOANS, INCLUDING FEES	$23,669	$17,091	$63,855	$47,709
INVESTMENT SECURITIES	1,969	1,805	6,112	5,662
FEDERAL FUNDS SOLD AND BANK DEPOSITS	141	71	332	202

TOTAL INTEREST INCOME	25,779	18,967	70,299	53,573

INTEREST EXPENSE
DEPOSITS	12,587	7,500	31,391	19,613
SHORT-TERM BORROWINGS	425	400	2,140	1,170
SUBORDINATED DEBT	1,121	993	3,261	2,788
OTHER LONG-TERM DEBT	494	298	1,465	883

TOTAL INTEREST EXPENSE	14,627	9,191	38,257	24,454

NET INTEREST INCOME	11,152	9,776	32,042	29,119

PROVISION FOR LOAN LOSSES	1,100	700	2,300	2,500

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,052	9,076	29,742	26,619

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,140	1,008	3,115	3,066
OTHER FEES AND CHARGES	410	493	1,184	1,103
MORTGAGE BANKING ACTIVITIES	162	309	534	1,051
BROKERAGE ACTIVITIES	116	250	555	724
INDIRECT LENDING ACTIVITIES	1,127	1,222	3,166	3,054
SBA LENDING ACTIVITIES	456	92	1,230	247
BANK OWNED LIFE INSURANCE	279	286	821	645
SECURITIES GAINS, NET	—	—	—	32
OTHER OPERATING INCOME	322	282	706	783

TOTAL NONINTEREST INCOME	4,012	3,942	11,311	10,705

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	5,417	4,749	16,449	14,037
FURNITURE AND EQUIPMENT	695	653	2,000	2,027
NET OCCUPANCY	877	853	2,597	2,502
COMMUNICATION EXPENSES	384	357	1,152	1,034
PROFESSIONAL AND OTHER SERVICES	749	673	2,258	2,065
ADVERTISING AND PROMOTION	307	22	1,132	165
STATIONERY, PRINTING AND SUPPLIES	229	160	605	461
INSURANCE EXPENSES	74	77	226	305
OTHER OPERATING EXPENSES	1,319	1,239	3,793	3,164

TOTAL NONINTEREST EXPENSE	10,051	8,783	30,212	25,760

INCOME BEFORE INCOME TAX EXPENSE	4,013	4,235	10,841	11,564
INCOME TAX EXPENSE	1,224	1,470	3,365	4,005

NET INCOME	$2,789	$2,765	$7,476	$7,559

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.30	$0.30	$0.81	$0.82

DILUTED EARNINGS PER SHARE	$0.30	$0.30	$0.81	$0.82

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING-BASIC	9,275,999	9,174,711	9,263,403	9,166,164

WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING-FULLY DILUTED	9,284,519	9,229,071	9,275,691	9,220,574

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,
ASSETS	2006	2005	2005
CASH AND DUE FROM BANKS	$30,167	$21,179	$23,798
FEDERAL FUNDS SOLD	21,897	44,177	47,421
INVESTMENTS AVAILABLE-FOR-SALE	112,216	124,200	105,032
INVESTMENTS HELD-TO-MATURITY	39,692	44,660	47,268
LOANS HELD-FOR-SALE	45,244	30,608	29,731
LOANS	1,273,101	1,099,169	1,087,756
ALLOWANCE FOR LOAN LOSSES	(13,548)	(12,643)	(13,100)

LOANS, NET	1,259,553	1,086,526	1,074,656
PREMISES AND EQUIPMENT, NET	15,763	14,068	13,630
OTHER REAL ESTATE	—	—	433
ACCRUED INTEREST RECEIVABLE	8,166	6,736	5,937
BANK OWNED LIFE INSURANCE	25,447	24,734	24,471
OTHER ASSETS	11,667	8,815	7,890

TOTAL ASSETS	$1,569,812	$1,405,703	$1,380,267

LIABILITIES

DEPOSITS:
NONINTEREST BEARING DEMAND	$134,130	$120,970	$113,564
INTEREST BEARING DEMAND/MONEY MARKET	261,253	224,511	217,366
SAVINGS	175,432	176,760	169,734
TIME DEPOSITS, $100,000 AND OVER	265,563	225,162	231,887
OTHER TIME DEPOSITS	481,432	376,610	372,928

TOTAL DEPOSIT LIABILITIES	1,317,810	1,124,013	1,105,479

FEDERAL FUNDS PURCHASED	20,000	15,000	25,000
OTHER SHORT-TERM BORROWINGS	34,797	77,488	78,202
SUBORDINATED DEBT	46,908	46,908	46,908
OTHER LONG-TERM DEBT	48,000	48,000	34,000
ACCRUED INTEREST PAYABLE	6,225	4,469	3,818
OTHER LIABILITIES	3,973	3,086	2,465

TOTAL LIABILITIES	1,477,713	1,318,964	1,295,872

SHAREHOLDERS’ EQUITY

COMMON STOCK	44,634	44,178	43,671
TREASURY STOCK	—	(17)	(32)
ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	(1,802)	(1,434)	(1,132)
RETAINED EARNINGS	49,267	44,012	41,888

TOTAL SHAREHOLDERS’ EQUITY	92,099	86,739	84,395

TOTAL LIABILITIES AND SHARE-HOLDERS’ EQUITY	$1,569,812	$1,405,703	$1,380,267

BOOK VALUE PER SHARE	$9.93	$9.39	$9.20

SHARES OF COMMON STOCK OUTSTANDING	9,278,856	9,237,727	9,177,779

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	NINE MONTHS ENDED		YEAR ENDED
	SEPTEMBER 30,		DECEMBER 31,
	2006	2005	2005

BALANCE AT BEGINNING OF PERIOD	$12,643	$12,174	$12,174
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	1	104	385
SBA	67	—	—
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	3	115	160
CONSUMER INSTALLMENT	2,417	2,118	2,890

TOTAL CHARGE-OFFS	2,488	2,337	3,435
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	418	273	284
SBA	142	—	—
REAL ESTATE-CONSTRUCTION	—	—	—
REAL ESTATE-MORTGAGE	5	11	41
CONSUMER INSTALLMENT	528	479	679

TOTAL RECOVERIES	1,093	763	1,004

NET CHARGE-OFFS	1,395	1,574	2,431
PROVISION FOR LOAN LOSSES	2,300	2,500	2,900

BALANCE AT END OF PERIOD	$13,548	$13,100	$12,643

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.16%	0.20%	0.23%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.06%	1.20%	1.15%
NONPERFORMING ASSETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	SEPTEMBER 30,
	2006	2005

NONACCRUAL LOANS	$4,237	$3,355
REPOSSESSIONS	928	817
OTHER REAL ESTATE	—	433

TOTAL NONPERFORMING ASSETS	$5,165	$4,605

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—
RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS AND REPOSSESSIONS	0.39%	0.41%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

(DOLLARS IN THOUSANDS)				PERCENT CHANGE
	SEPTEMBER 30,	DECEMBER 31,	SEPTEMBER 30,	Sep. 30, 2006/	Sep. 30, 2006/
	2006	2005	2005	Dec. 31, 2005	Sep. 30, 2005

COMMERCIAL, FINANCIAL AND AGRICULTURAL	$104,721	$89,655	$87,679	16.80%	19.44%
TAX-EXEMPT COMMERCIAL	13,074	7,572	6,871	72.66%	90.28%
REAL ESTATE MORTGAGE — COMMERCIAL	167,644	107,817	101,698	55.49%	64.84%

TOTAL COMMERCIAL	285,439	205,044	196,248	39.21%	45.45%
REAL ESTATE-CONSTRUCTION	239,309	206,864	189,611	15.68%	26.21%
REAL ESTATE-MORTGAGE	130,651	132,067	143,267	(1.07)%	(8.81)%
CONSUMER INSTALLMENT	617,702	555,194	558,630	11.26%	10.57%

LOANS	1,273,101	1,099,169	1,087,756	15.82%	17.04%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	1,402	1,045	1,731	34.16%	(19.01)%
SBA LOANS	11,842	3,563	—	232.36%	—%
INDIRECT AUTO LOANS	32,000	26,000	28,000	23.08%	14.29%

TOTAL LOANS HELD-FOR-SALE	45,244	30,608	29,731	47.82%	52.18%

TOTAL LOANS	$1,318,345	$1,129,777	$1,117,487

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	September 2006			September 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,203,577	$63,462	7.08%	$1,058,088	$47,462	6.00%
Tax-exempt (1)	9,883	574	7.76%	6,859	358	6.98%

Total loans	1,213,460	64,036	7.09%	1,064,947	47,820	6.00%
Investment securities
Taxable	159,788	6,113	6.36%	156,994	5,661	4.79%
Tax-exempt	—	—	—	—	—	—

Total investment securities	159,788	6,113	6.36%	156,994	5,661	4.79%
Interest-bearing deposits	1,447	53	4.86%	1,002	21	2.84%
Federal funds sold	7,684	279	4.86%	8,272	181	2.93%

Total interest-earning assets	1,382,379	70,481	6.82%	1,231,215	53,683	5.83%
Cash and due from banks	22,090			22,647
Allowance for loan losses	(12,924)			(12,817)
Premises and equipment, net	15,161			13,454
Other real estate owned	107			574
Other assets	41,268			30,763

Total assets	$1,448,081			$1,285,836

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$223,686	$4,258	2.55%	$228,653	$2,961	1.73%
Savings deposits	175,794	5,250	3.99%	146,945	3,051	2.78%
Time deposits	658,926	21,883	4.44%	565,067	13,601	3.22%

Total interest-bearing deposits	1,058,406	31,391	3.97%	940,665	19,613	2.79%
Federal funds purchased	12,618	484	5.13%	6,773	168	3.33%
Securities sold under agreements to repurchase	29,715	696	3.13%	25,307	425	2.24%
Other short-term borrowings	30,256	960	4.24%	28,756	577	2.68%
Subordinated debt	46,908	3,261	9.29%	44,076	2,788	8.46%
Long-term debt	48,000	1,465	4.08%	34,000	883	3.47%

Total interest-bearing liabilities	1,225,903	38,257	4.17%	1,079,577	24,454	3.03%
Noninterest-bearing:
Demand deposits	124,590			117,461
Other liabilities	9,956			7,674
Shareholders’ equity	87,632			81,124

Total liabilities and shareholders’ equity	$1,448,081			$1,285,836

Net interest income / spread		$32,224	2.64%		$29,229	2.80%

Net interest margin			3.12%			3.17%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2006 and 2005 of $180,000 and $111,000 respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTERS ENDED
	September 2006			September 2005
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

Assets
Interest-earning assets:
Loans, net of unearned income
Taxable	$1,267,437	$23,504	7.36%	$1,095,651	$17,008	6.16%
Tax-exempt (1)	11,804	242	8.13%	6,826	121	7.03%

Total loans	1,279,241	23,746	7.37%	1,102,477	17,129	6.17%
Investment securities
Taxable	153,314	1,969	4.99%	150,726	1,805	4.77%
Tax-exempt	—	—	—	—	—	—

Total investment securities	153,314	1,969	4.99%	150,726	1,805	4.77%
Interest-bearing deposits	1,732	23	5.23%	649	5	3.35%
Federal funds sold	9,057	119	5.23%	7,518	65	3.43%

Total interest-earning assets	1,443,344	25,857	7.11%	1,261,370	19,004	5.98%
Cash and due from banks	24,233			20,757
Allowance for loan losses	(13,123)			(13,191)
Premises and equipment, net	15,762			13,794
Other real estate owned	198			433
Other assets	42,853			36,680

Total assets	$1,513,267			$1,319,843

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$245,638	$1,911	3.09%	$221,312	$1,041	1.87%
Savings deposits	173,205	1,865	4.27%	162,582	1,294	3.16%
Time deposits	723,943	8,812	4.83%	591,372	5,165	3.47%

Total interest-bearing deposits	1,142,786	12,588	4.37%	975,266	7,500	3.05%
Federal funds purchased	6,987	97	5.49%	10,109	97	3.80%
Securities sold under agreements to repurchase	23,067	181	3.11%	32,864	228	2.76%
Other short-term borrowings	15,565	148	3.77%	12,348	75	2.40%
Subordinated debt	46,908	1,121	9.48%	46,908	993	8.42%
Long-term debt	48,000	494	4.08%	34,000	298	3.48%

Total interest-bearing liabilities	1,283,313	14,629	4.52%	1,111,495	9,191	3.29%
Noninterest-bearing:
Demand deposits	129,743			116,464
Other liabilities	11,069			8,596
Shareholders’ equity	89,142			83,288

Total liabilities and shareholders’ equity	$1,513,267			$1,319,843

Net interest income / spread		$11,228	2.59%		$9,813	2.69%

Net interest margin			3.09%			3.09%

(1)	Interest income includes the effect of taxable-equivalent adjustment for September 2006 and September 2005 of $77,000 and $37,000 respectively.